FINAL EXECUTION COPY

GUARANTOR CONSENT AND RATIFICATION AND CONFIRMATION OF AND AMENDMENT TO FULL GUARANTY

(Inventory Facility)

This Guarantor Consent and Ratification AND Confirmation of AND AMENDMENT TO Guaranty Agreement (this “Consent”) is dated as of September 28, 2017 and is made by BLUEGREEN VACATIONS CORPORATION (f/k/a Bluegreen Corporation),  a Florida corporation,  formerly a Massachusetts corporation (“Guarantor”).

1.Guarantor hereby acknowledges that:

(i)Guarantor executed and delivered to ZB, N.A dba National Bank of Arizona (“Lender”)  (f/k/a National Bank of Arizona) that certain Full Guaranty dated as of December 13, 2013, as amended by that certain Guarantor Consent  and Ratification and Confirmation of Full Guaranty, dated June 30, 2015 (collectively, the “Guaranty Agreement”), pursuant to which Guarantor guaranteed the payment and performance by Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company (“Borrower”) of all the obligations owed by the Borrower to Lender under or pursuant to the Loan Agreement dated as of December 13, 2013, as amended and restated in its entirety pursuant to that certain First Amended and Restated Loan Agreement (Inventory Loan) dated June 30, 2015 (the “First Amended Prior Loan Agreement”).

(ii)Lender and Borrower are entering into that certain Second Amended and Restated Loan Agreement  (Inventory Facility) dated as of even date herewith (the “Loan Agreement”) in order to amend and restate the First Amended Prior Loan Agreement in its entirety.  Pursuant to the provisions of the Loan Agreement, the Borrower and the Lender have agreed to, inter alia,  (i) provide for the making of Advances against Long Creek Phases, (ii) increase the Maximum Loan Amount to $20,000,000, and (iii) extend the Borrowing Term and the Maturity Date of the Loan.

2.Guarantor hereby agrees that the Obligations (as referenced in the Guaranty Agreement) shall mean all of the obligations of the Borrower under the Loan Agreement, together with the other documents and instruments executed in connection with the Loan, as further amended from time to time, including, but not limited to, the payment when due of any and all sums that may become due to Lender from Borrower with respect to the Loan. All terms, conditions and provisions set forth in the Loan Agreement and in any of the documents and instruments executed by the Borrower in connection therewith are hereby ratified, approved and confirmed.  The Guaranty Agreement, as amended by this Consent, shall continue undiminished and in full force and effect, notwithstanding the making of the foregoing amendments.  All references in the Guaranty Agreement to the defined term “Loan Agreement” shall mean the Loan Agreement as that term is defined in this Consent.

3.Except as set forth on Exhibit A attached hereto and incorporated herein by this reference, Guarantor hereby confirms and restates as if made on the date hereof each of its

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representations and warranties contained in the Guaranty Agreement unless such representations and warranties specifically related to a specific date in which case Guarantor hereby confirms and restates such representation and warranty as of such specific date.

4.Guarantor represents and warrants that:

4.1This Consent and the documents and instruments executed in connection herewith by Guarantor have been authorized by all necessary action of Guarantor and, when executed by Guarantor, will be the legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting  bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

4.2Guarantor's execution, delivery and performance of this Consent do not and will not (i) violate Guarantor's Articles of Organization or any law, rule, regulation or court order to which Guarantor is subject; (ii) conflict with or result in a breach of any agreement or instrument to which Guarantor is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Guarantor, whether now owned or hereafter acquired, other than liens in favor of Lender.

4.3It has had the opportunity to consult with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Consent.  This Consent shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Consent or any part hereof to be drafted.

5.It is further agreed that:

5.1For purposes of measuring Guarantor's Tangible Net Worth to determine Guarantor's compliance with the Tangible Net Worth covenant contained in Section 2(o) of the Guaranty Agreement, as amended, the definition of Guarantor  Tangible Net Worth as set forth in the Loan Agreement shall be used.

5.2Guarantor will execute and deliver such further instruments and do such things as in the judgment of Lender are reasonably necessary or desirable to effect the intent of this Consent and to secure to Lender the benefits of all rights and remedies conferred upon Lender by the terms of this Consent and any other documents executed by Guarantor in connection herewith.

5.3Section 2(o) of the Guaranty Agreement, as previously amended, shall be further amended and restated in its entirety to read as follows:

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“(o)  Guarantor will maintain a Guarantor Tangible Net Worth of not less than $239,000,000 which covenant shall be tested annually as of the end of each fiscal year of Guarantor.

5.4If any provision of this Consent is held to be invalid, illegal or unenforceable under present or future laws effective while this Consent is in effect (all of which invalidating laws are waived to the fullest extent possible), the legality, validity and enforceability of the remaining provisions of this Consent shall not in any way be affected or impaired thereby.  In lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Consent, a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid and unenforceable provision as may be possible.

5.5THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES.

5.6This Consent and the Guaranty Agreement represent the entire agreement between Guarantor and Lender with respect to the subject matter hereof and supersede all prior oral and written agreements and representations between Lender and Guarantor concerning the subject matter hereof.  Delivery of an executed counterpart of this Consent electronically or by telecopy is equally effective as delivery of a manually executed counterpart of this Consent.  This Consent may be executed in any number of separate counterparts, each of which when taken together will constitute one and the same instrument notwithstanding the fact that all parties have not signed the same counterpart.

5.7As used in this Consent, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so allows.

6.Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning as set forth in or as referenced in the Guaranty Agreement.

[Signatures on following page]

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[SIGNATURE PAGE TO GUARANTOR CONSENT AND RATIFICATION AND CONFIRMATION OF AND AMENDMENT TO FULL GUARANTY

(Inventory Facility)]

GUARANTOR:

BLUEGREEN VACATIONS CORPORATION, a Florida corporation

By:
Name: Anthony M. Puleo
Title: Senior Vice President, CFO and Treasurer

Acknowledged and accepted this ___ day of ______________, 2017:

LENDER:

ZB, N.A dba NATIONAL BANK OF ARIZONA, a national banking association

By:
Name:Kristen Carreno
Title: Sr. Vice President

BORROWER:

BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company

By:
Name: Anthony M. Puleo

Title:   Vice President and Treasurer

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EXHIBIT A

PENDING LITIGATION AND OTHER PROCEEDINGS

NONE

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